EXHIBIT 1

                           SG MORTGAGE SECURITIES, LLC

                          $1,776,458,000 (Approximate)
                     SG Mortgage Securities Trust 2006-FRE2
                            Asset Backed Certificates
                                Series 2006-FRE2

                             UNDERWRITING AGREEMENT

                                  July 7, 2006

SG America Securities, LLC
1221 Avenue of the Americas
New York, New York 10020

Bear, Stearns & Co. Inc.
383 Madison Avenue, 11th Floor
New York, New York 10179

Ladies and Gentlemen:

            SG Mortgage Securities, LLC (the "Depositor"), a Delaware limited liability company, has authorized the issuance and sale of SG Mortgage Securities Trust 2006-FRE2, Asset Backed Certificates, Series 2006-FRE2, Class A-1 Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates (collectively, the "Offered Certificates").

            The Offered Certificates are being purchased by the Underwriters named in Schedule A hereto, and the Underwriters are purchasing, severally, only the Offered Certificates set forth opposite their names in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with
Section 11 of this Agreement.

            The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2006 among the Depositor as depositor, and Wells Fargo Bank, N.A., as the servicer, and as master servicer (in such capacity, the "Master Servicer") and U.S. Bank National Association, as trustee (the "Trustee"). Capitalized but undefined terms shall have the meanings set forth in the Pooling and Servicing Agreement.

            The Offered Certificates, together with the SG Mortgage Securities Trust 2006-FRE2, Asset-Backed Certificates, Series 2006-FRE2, Class CE Certificates, Class P Certificates and Class R Certificates (collectively with the Offered Certificates, the "Certificates") will evidence fractional undivided interests in the Trust (the "Trust") formed pursuant to the Pooling and Servicing Agreement. The assets of the Trust will initially include, among other things, a pool of fixed-rate and adjustable-rate subprime mortgage loans (collectively the "Mortgage Loans") and other assets described in the Pooling and Servicing Agreement. First and second deeds of trust or mortgages on one- to four-family residential properties secure the Mortgage Loans. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement.

            The Offered Certificates are more fully described in the Prospectus and Preliminary Prospectus (in each case, as defined below) which the Depositor has furnished to the Underwriters.

            Pursuant to the Mortgage Loan Purchase Agreement, dated July 13, 2006 (the "Mortgage Loan Purchase Agreement"), between SG Mortgage Finance Corp. as seller (the "Seller"), Fremont Investment & Loan, as Responsible Party, and the Depositor, the Seller will transfer to the Depositor all of its right, title and interest in and to the scheduled principal balances of the Mortgage Loans as of the Cut off Date and interest due after the Cut off Date and the collateral securing each Mortgage Loan. Pursuant to the Pooling and Servicing Agreement, the Depositor will transfer to the Trust all of its right, title and interest in and to the scheduled principal balances of the Mortgage Loans as of the Cut off Date and interest due after the Cut off Date and the collateral securing each Mortgage Loan.

            Section 1. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with the Underwriters that as of the date hereof and as of the Closing Date:

            (a) A Registration Statement on Form S-3 (No. 333-131973), has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective and is still effective as of the date hereof under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; "Basic Prospectus" means such final prospectus dated July 5, 2006 and "Prospectus Supplement" means the final prospectus supplement dated July 11, 2006 relating to the Offered Certificates, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The Depositor further proposes to prepare, after the final terms of all classes of the Offered Certificates are established, a Free Writing Prospectus that contains substantially all information that will appear in the Prospectus Supplement, to the extent that such information is known at that time (such Free Writing Prospectus, together with the Basic Prospectus, the "Preliminary Prospectus"). Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Preliminary Prospectus or the Prospectus, as applicable, and incorporated by reference in the Preliminary Prospectus, or the Prospectus, as applicable, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or the Preliminary Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor's knowledge, threatened by the Commission. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as any Underwriter delivers to the Depositor pursuant to Section 5(b) hereof for filing on Form 8-K. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

            (b) The Registration Statement, the Preliminary Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will conform, when they become effective, are filed with the Commission or as of the date of the Contract of Sale, as the case may be, in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, as amended or supplemented as of its date and as of the date of the Contract of Sale, and the Prospectus as of its date, and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriters expressly for use therein, which shall be limited to the highlighted information set forth on Exhibit A hereto (the "Underwriters' Information") or any Derived Information.

            (c) The documents incorporated by reference in the Preliminary Prospectus or the Prospectus, as applicable, when they became effective, were filed with the Commission or as of the date of the Contract of Sale, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective, are filed with the Commission or as of the date of the Contract of Sale, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

            (d) The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires such standing. The Depositor has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the "Agreements") and to cause the Certificates to be issued.

            (e) Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or, to the best of the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of any of the Agreements or the Certificates, (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by any of the Agreements or (d) which would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of any of the Agreements or the Certificates.

            (f) This Agreement has been, and the other Agreements when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the other Agreements when executed and delivered as contemplated herein will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under any of the Agreements, limitations of public policy under applicable securities laws.

            (g) The execution, delivery and performance of the Agreements by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements, nor will such actions result in any violation of the provisions of the certificate of formation or limited liability company agreement of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements.

            (h) The direction by the Depositor to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by the Depositor, and, assuming the Trustee has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Trustee, in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and the holders of the Certificates will be entitled to the rights and benefits of the Certificates as provided by the Pooling and Servicing Agreement.

            (i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Offered Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Agreements except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been obtained.

            (j) At the time of the execution and delivery of the Pooling and Servicing Agreement, the Depositor will: (i) have equitable title to the interest in the Mortgage Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any person (other than the Trustee) any of its right, title or interest in the Mortgage Loans and
(iii) have the power and authority to sell its interest in the Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriters of the Offered Certificates, the Underwriters will have good title to the Offered Certificates free of any Liens.

            (k) As of the related Cut off Date each of the Mortgage Loans will conform to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

            (l) Neither the Depositor nor the Trust is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the Commission thereunder.

            (m) At the Closing Date, the Offered Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

            (n) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Agreements and the Certificates have been paid or will be paid at or prior to the Closing Date.

            (o) Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

            (p) As of the Effective Date and as of the date of the Contract of Sale, the Depositor is not and will not be as of the Closing Date, an "ineligible issuer" as defined in Rule 405 under the Securities Act.

            (q) Any certificate signed by an officer of the Depositor and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Offered Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

            (r) As of the date of the Contract of Sale, each Issuer Free Writing Prospectus and the Preliminary Prospectus, considered together, did not include any untrue statement of a material fact or omission of any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            Section 2. Purchase and Sale. The several commitments of the Underwriters to purchase the Offered Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue the Certificates and agrees to sell to each Underwriter, and each Underwriter agrees (except as provided in Sections 11 and 12 hereof) severally and not jointly to purchase from the Depositor, the aggregate initial principal amounts or percentage interests of the Offered Certificates of each Class, as set forth opposite such Underwriter's name on Schedule A, at the purchase price or prices set forth on Schedule A.

            Section 3. Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281, or at such other place as shall be agreed upon by the Underwriters and the Depositor at 10:00 a.m. New York City time on July 13, 2006 or at such other time or date as shall be agreed upon in writing by the Underwriters and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Offered Certificates shall be made to the Underwriters against payment of the purchase price thereof. The Offered Certificates so delivered will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of the beneficial owners of the Offered Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances specified in the Pooling and Servicing Agreement.

            Section 4. Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the several Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

            Section 5. Agreements. (a) The Depositor agrees as follows:

            (i) To prepare the Preliminary Prospectus and the Prospectus in a form approved by the Underwriters and to file such Preliminary Prospectus pursuant to Rule 433(d) under the Securities Act and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the same day on which the Preliminary Prospectus was made available to the Underwriters and not later than the close of business on the second business day following the availability of the Prospectus to the Underwriters, as applicable; to make no further amendment or any supplement to the Registration Statement, to the Preliminary Prospectus or the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the termination of the offering of the Offered Certificates or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters or their counsel with copies thereof without charge; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Certificates; to promptly advise the Underwriters of their receipt of notice of the issuance by the Commission of any stop order or the institution of or, to the knowledge of the Depositor, the threatening of any proceeding for such purpose, or of: (i) any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus; (ii) the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; or (iv) any request by the Commission for the amending or supplementing of the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

            (ii) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

            (iii) To deliver promptly to the Underwriters without charge such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Preliminary Prospectus, the Prospectus and any amended or supplemented Preliminary Prospectus or Prospectus and (iii) any document incorporated by reference in the Preliminary Prospectus or the Prospectus (including exhibits thereto). If the delivery of a Prospectus is required at any time after the Closing Date in connection with the offering or sale of the Offered Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon any Underwriters' request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Offered Certificates at any time nine months or more after the Effective Time, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with
      Section 10(a)(3) of the Securities Act.

            (iv) To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the
      Certificates: (i) any Post-Effective Amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus or (ii) the Preliminary Prospectus and the Prospectus pursuant to Rule 424 of the Rules and Regulations.

            (v) To use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the initial distribution of the Offered Certificates. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been so qualified; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is now so subject.

            (vi) So long as the Offered Certificates shall be outstanding the Depositor shall cause the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section 3.17 of the Pooling and Servicing Agreement; (ii) the Assessment of Compliance and Attestation Report furnished to the Trustee pursuant to Section 3.18 of the Pooling and Servicing Agreement; (iii) the monthly servicing report furnished to the Trustee; and (iv) the monthly reports furnished to the Certificateholders pursuant to Section 3.16 of the Pooling and Servicing Agreement.

            (vii) In connection with any transaction by this Agreement, the Depositor and each of its affiliates maintain customary arm's-length business relationships with the Underwriters and each of their respective affiliates, and no fiduciary duty on the part of the Underwriters or any of their respective affiliates is thereby or hereby intended or created, and the express disclaimer of any such fiduciary relationship on the part of the Underwriters and each of their respective affiliates is hereby acknowledged and accepted by the Depositor and each of its affiliates.

            (viii) The Depositor will approve and file or cause to be filed with the Commission each Free Writing Prospectus that is either a Preliminary Prospectus, an Issuer Free Writing Prospectus (as defined in Section 5(c) hereof) or contains Issuer Information as soon as reasonably practicable after the date of this Agreement, but in any event, not later than required pursuant to Rules 426 or 433, respectively, of the Securities Act.

            (ix) The Depositor shall not be required to file (A) any Free Writing Prospectus, if the information included therein is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof (so long as such information does not contain any Issuer Information).

            (b) Each Underwriter severally represents, warrants, covenants and agrees with the Depositor as to itself that:

            (i) Prior to entering into any Contract of Sale, the Underwriter shall convey the Preliminary Prospectus to each prospective investor. The Underwriter shall keep sufficient records to document its conveyance of the Preliminary Prospectus to each potential investor prior to the related Contract of Sale.

            (ii) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (3) is a Free Writing Prospectus.

            (iii) An Underwriter may convey a Preliminary Term Sheet to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (x) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale, (y) such Underwriter shall deliver a copy of the proposed Preliminary Term Sheet to the Depositor and its counsel prior to the anticipated first use and shall not convey any such Preliminary Term Sheet to which the Depositor or its counsel reasonably objects.

            (iv) An Underwriter may convey Computational Materials (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (A) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale and (B) such Computational Materials shall not be disseminated in a manner reasonably designed to lead to their broad unrestricted dissemination; provided, however, that if such Computational Materials are disseminated in a manner reasonably designed to lead to its broad unrestricted dissemination, such Underwriter shall file with the Commission such Computational Materials, and (y) to an investor after a Contract of Sale, provided that the Underwriter has complied with paragraph (i) above in connection with such Contract of Sale. The Underwriter shall keep sufficient records of any conveyance of Computational Materials to potential or actual investors and shall maintain such records as required by the Rules and Regulations.

            (v) If an Underwriter does not furnish an Underwriter Free Writing Prospectus to the Depositor's counsel prior to the scheduled print date of the Prospectus Supplement, such Underwriter will be deemed to have represented that it did not convey any Free Writing Prospectus to any potential investor.

            (vi) Each Underwriter shall deliver to the Depositor and its counsel (in such format as reasonably required by the Depositor), prior to the proposed date of first use thereof (unless such timing requirement is waived by the Depositor), any Underwriter Prepared Issuer FWP. Consent to use of any Underwriter Prepared Issuer FWP must be given by the Depositor in written or electronic format before the Underwriter provides the Underwriter Prepared Issuer FWP to investors pursuant to the terms of this Agreement. Notwithstanding the foregoing, the Underwriter shall not be required to deliver or obtain consent to use an Underwriter Prepared Issuer FWP to the extent that it does not contain substantive changes from or additions to any Underwriter Prepared Issuer FWP previously approved by the Depositor. In the event that any Underwriter uses any Underwriter Prepared Issuer FWP without complying with the foregoing requirements, that Underwriter Prepared Issuer FWP shall be deemed to be an Underwriter Free Writing Prospectus for purposes of this Agreement.

            (vii) Each Underwriter shall file any Underwriter Free Writing Prospectus that has been distributed by such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination within the later of two business days after the Underwriter first provides that information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act or otherwise as required under Rule 433 of the Act; provided, however, that such Underwriter shall not be required to file any Underwriter Free Writing Prospectus to the extent such Underwriter Free Writing Prospectus includes information in a Free Writing Prospectus, Preliminary Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

            (viii) As of the date hereof and as of the Closing Date, each Underwriter has complied with all of its obligations hereunder and all related Underwriter Prepared Issuer FWP and Underwriter Information does not contain a misstatement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading. The Underwriter Prepared Issuer FWP delivered to the Depositor, if any, constitute a complete set of all Underwriter Prepared Issuer FWP furnished to any investor by such Underwriter in connection with the offering of any Certificates.

            (ix) Each Underwriter shall comply with Rules 164 and 433 of the 1933 Act Regulations and Commission Release No. 33-8591 in connection with the use of Free Writing Prospectuses.

            (x) It is understood and agreed that all information provided by each Underwriter to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, or in any email or other electronic message provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for purposes of this Agreement to be an Underwriter Free Writing Prospectus and shall not be subject to the required consent of the Depositor set forth in the third sentence in
      Section 5(b)(vi). In connection therewith, each Underwriter agrees that it shall not provide any information constituting Issuer Information through the foregoing media unless (a) such information or substantially similar information is contained either in an Issuer Free Writing Prospectus or in an Underwriter Prepared Issuer FWP in compliance with Section 5(b)(vi) or
      (b) to the extent such information consists of the terms of the Certificates, the final version of the terms of the Certificates or substantially similar information is contained either in an Issuer Free Writing Prospectus or in an Underwriter Prepared Issuer FWP in compliance with Section 5(b)(vi).

            (xi) No Underwriter shall use any Free Writing Prospectus in connection with the solicitation of offers to purchase Certificates from any prospective investor in a class of Certificates with denominations of less than $25,000 or otherwise designated as a "retail" class of Certificates, and the Underwriter shall not authorize any such use of any Free Writing Prospectus by any dealer that purchases any such Certificates from the Underwriter.

            (xii) Each Free Writing Prospectus shall contain legends substantially similar to the following:

            This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

            The information in this free writing prospectus is preliminary and is subject to completion or change.

            The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

            This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

            This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

            The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(800)-861-9789.

            (xiii) Any Computational Materials shall include legends, in addition to those specified in paragraph (vi) above, substantially similar to the following:

            The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

            The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

            Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.]

            (xiv) [Reserved.]

            (xv) Each Underwriter severally agrees to retain all Free Writing Prospectuses that it has used and that are not required to be filed pursuant to this Section 5 for a period of three years following the initial bona fide offering of the Offered Certificates.

            (xvi) Bear, Stearns & Co. Inc., on behalf of the Underwriters (at their own expense in accordance with their percentage interests in the Offered Certificates, as reflected on Schedule A), agrees to obtain and provide to the Depositor one or more accountants' letters in form and substance reasonably satisfactory to the Underwriters and the Depositor relating to the Computational Materials, which accountants' letters shall be addressed to the Depositor.

            (c) The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

            "Computational Materials": Any Free Writing Prospectus prepared by the Underwriter that contains only (i) information specified in paragraph (5) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB or (ii) information that is not Issuer Information.

            "Contract of Sale": The meaning set forth in Rule 159 under the Securities Act.

            "Derived Information": Such information, if any, in any Free Writing Prospectus prepared by any Underwriter that is not contained in either (i) the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus or amendments or supplements thereto, taking into account information incorporated therein by reference (other than information incorporated by reference from any) or (ii) any Pool Information.

            "Free Writing Prospectus": A "written communication" within the meaning of Rule 405 under the Securities Act that describes the Certificates and/or the Mortgage Loans, including the Preliminary Prospectus.

            "Issuer Information": Such information as defined in Rule 433(h) under the Securities Act and which shall not include information that is merely based on or derived from such information.

            "Issuer Free Writing Prospectus": The meaning set forth in Rule 405 of the Securities Act except that (i) Computational Materials shall not be an Issuer Free Writing Prospectus; (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of an Underwriter that includes any Issuer Information that is not approved by the Depositor for use therein shall not be an Issuer Free Writing Prospectus and (iii) no Free Writing Prospectus shall be deemed to be prepared by an Underwriter on behalf of the Depositor if such Free Writing Prospectus is not delivered to the Depositor prior to first use in accordance with Section 5(b)(vi) hereof.

            "Preliminary Term Sheet": A Free Writing Prospectus that contains information described in paragraphs (1) - (3) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB but which does not include Derived Information.

            "Underwriter Free Writing Prospectus" shall mean all Free Writing Prospectuses prepared by or on behalf of an Underwriter other than any Underwriter Prepared Issuer FWP.

            "Underwriter Prepared Issuer FWP" shall mean any Free Writing Prospectus prepared by or on behalf of an Underwriter that contains any Issuer Information, including any Free Writing Prospectus or portion thereof prepared by or on behalf of the Underwriter that contains only a description of the final terms of the Certificates or of the offering of the Certificates.

            (d) (i) In the event that any Underwriter or the Depositor becomes aware that, as of the time of the Contract of Sale, any Free Writing Prospectus delivered to a purchaser of an Offered Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter or the Depositor shall notify the other parties to this Agreement thereof within one business day after discovery.

            (ii) The party responsible for the information to be corrected, if requested by the Depositor or an Underwriter, as appropriate, shall prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a "Corrected Free Writing Prospectus").

            (iii) The Underwriters shall deliver the Corrected Free Writing Prospectus to each purchaser of an Offered Certificate which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Offered Certificates.

            (iv) The Underwriters shall notify such purchaser in a prominent fashion that the prior agreement to purchase Offered Certificates has been terminated, and of such purchaser's rights as a result of termination of such agreement.

            (v) The Underwriters shall provide such purchaser with an opportunity to affirmatively agree to purchase such Offered Certificates on the terms described in the Corrected Free Writing Prospectus.

            (e) Each Underwriter covenants with the Depositor that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Offered Certificates to a prospective purchaser of Offered Certificates unless such information is preceded or accompanied by the final Prospectus.

            Section 6. Conditions to the Underwriters' Obligation. The several obligations of the Underwriters hereunder to purchase the Offered Certificates pursuant to this Agreement are subject to the following conditions as of the Closing Date:

            (a) Each of the obligations of the Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of the Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor under any of the Agreements shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of the Agreements, and the Underwriters shall have received certificates to the effect of the foregoing, each signed by an authorized officer of the Depositor.

            (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Depositor, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission in compliance with Rule 424(b) under the Act.

            (c) The Underwriters shall have received letters dated on or before the date on which the Prospectus Supplement is dated and printed, in form and substance acceptable to the Underwriters and their counsel, prepared by Deloitte & Touche, LLP (a) regarding certain numerical information contained in the Prospectus Supplement and (b) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans.

            (d) The Underwriters shall have received the following additional closing documents, in form and substance satisfactory to the Underwriters and their counsel:

            (i) the Agreements and all documents required thereunder, duly executed by each of the parties thereto other than the Underwriters and their affiliates;

            (ii) an officer's certificate of an officer of the Depositor dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters with resolutions of the managers and a copy of the certificate of formation and limited liability company agreement of the Depositor;

            (iii) an officer's certificate of an officer of SG Mortgage Finance Corp. dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters with resolutions of the applicable board of directors and a copy of the charter and by-laws of SG Mortgage Finance Corp.;

            (iv) an officer's certificate of an officer of the Depositor, dated as of the Closing Date as to matters set forth in clause (a) above and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters;

            (v) an opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Seller and the Depositor, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, as to various matters including negative assurance on the Preliminary Prospectus;

            (vi) an opinion of McKee Nelson LLP, counsel to the Underwriters, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters as to various matters including negative assurance on the Preliminary Prospectus;

            (vii) such opinions of Cadwalader, Wickersham & Taft LLP, counsel to the Seller and the Depositor, in forms reasonably satisfactory to the Underwriters, their counsel, S&P, Fitch and Moody's as to such additional matters not opined to in the opinion delivered pursuant to clause (v) above as shall be required for the assignment of a rating to each class of Offered Certificates by S&P, Fitch and Moody's (as to each the "Required Ratings" as set forth in the Prospectus Supplement.

            (viii) a letter from S&P that it has assigned the applicable Required Ratings;

            (ix) a letter from Fitch that it has assigned the applicable Required Ratings;

            (x) a letter from Moody's that it has assigned the applicable Required Ratings;

            (xi) an opinion of counsel to the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, their counsel, Moody's, Fitch and S&P; and

            (xii) the swap documentation executed and delivered by the swap provider and the Securities Administrator on behalf of the Trust.

            (e) The Depositor shall have furnished the Underwriters with such other certificates of its officers or others and such other documents or opinions as the Underwriters or their counsel may reasonably request.

            (f) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over the counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;
(ii) a banking moratorium shall have been declared by Federal or New York state authorities; (iii) the United States shall have become engaged in material hostilities, there shall have been a material escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States; (iv) a material disruption in settlement or clearing operations shall occur; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such); which either individually or together with any other such event specified in clauses (i) through (v) makes it in the reasonable judgment of the Underwriters, impractical to market the Offered Certificates.

            (g) There shall not have occurred any development that has caused a material adverse change in the financial condition, results of operations or business of SG Mortgage Finance Corp. or the Depositor;

            (h) If any condition, specified in this Section 6 shall have not been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 7 and 8.

            Section 7. Payment of Expenses. The Depositor agrees to pay: (i) the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto and any Issuer Free Writing Prospectus; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein and any Issuer Free Writing Prospectus, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement; (v) any fees charged by securities rating services for rating the Offered Certificates; (vi) the cost of accountants' comfort letters relating to the Preliminary Prospectus and the Prospectus; and (vii) all other costs and expenses incidental to the performance of the obligations of the Depositor (including costs and expenses of counsel to the Depositor); provided that, except as provided in this Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Certificates which they may sell and the expenses of advertising any offering of the Offered Certificates made by the Underwriters, and the Underwriters shall pay the cost of any accountants' comfort letters relating to any Computational Materials (as defined herein).

            If this Agreement is terminated because of a breach of the Depositor of any covenant or agreement hereunder (other than the failure of the closing condition set forth in Section 6(f) to be met), the Depositor shall cause the Underwriters to be reimbursed for all reasonable out of pocket expenses, including fees and disbursements of McKee Nelson LLP, counsel for the Underwriters, in connection with the proposed sale of the Offered Certificates.

            Section 8. Indemnification and Contribution. (a) The Depositor indemnifies and holds harmless each Underwriter, each Underwriter's respective officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

            (i) against any and all losses, claims, expenses, damages or liabilities, joint or several, to which such Underwriter, its officers, directors or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Offered Certificates) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Information in any Free Writing Prospectus approved by the Depositor, or any static pool information provided by or on behalf of the Depositor which is not a part of the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (A) the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in any of such documents (x) in reliance upon and in conformity with any Underwriters' Information or Third Party Information or (y) any Derived Information, except in the case of this clause (y) to the extent that any untrue statement or alleged untrue statement or omission therein results (or is alleged to have resulted) from an error or material omission in the information either in the Preliminary Prospectus or the Prospectus for which the Depositor is responsible or concerning the characteristics of the Mortgage Loans furnished by the Depositor to the Underwriters for use in the preparation of any Free Writing Prospectus (any such information, the "Pool Information") and (B) the Depositor shall be liable with respect to Static Pool Information only to the extent set forth in clause (ii) below; and

            (ii) against any and all losses, claims, expenses, damages or liabilities, joint or several, to which such Underwriter, its officers, directors or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Offered Certificates) arise out of or are based upon any Static Pool Information referred to in the Prospectus, the Preliminary Prospectus, or any amendment or supplement thereto (whether or not incorporated by reference therein), not being correct; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred;

            provided further that, in the case of each of clauses (i) and (ii) of this sentence, no indemnity shall be provided for any error that was superseded or corrected by the delivery to the Underwriters of corrected written or electronic information prior to the first Contract of Sale or for which the Depositor provided written notice of such error to the Underwriters prior to the first Contract of Sale and the Underwriters failed to correct such error.

            "Third Party Information" means information in the Preliminary Prospectus or the Prospectus set forth in the last paragraph under the caption "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider". "Static Pool Information" means information contained on the website http://www.fremont-regab.com and referenced in the second paragraph under the caption "Static Pool Information" in the Preliminary Prospectus or the Prospectus.

            This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

            (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Depositor, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in Derived Information provided by such Underwriter, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters' Information of such Underwriter; (iii) any Underwriter Prepared Issuer FWP for which the prior consent by the Depositor was required as provided in Section 5(b)(vi) but was not obtained, and (iv) resulting from such Underwriter's failure to comply with
Section 5(b) or failure to file any Underwriter Free Writing Prospectus prepared by such Underwriter required to be filed in accordance with Section 5(b)(vii) or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action described therein, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 8(a) or 8(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party under this Section 8, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

            Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section 8 consist of one Underwriter or any of its controlling persons, if the indemnified parties under this Section 8 consist of more than one Underwriter or their controlling persons or the Depositor, if the indemnified parties under this Section 8 consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

            Each indemnified party, as a condition of the indemnity agreements contained in Section 8(a) and Section 8(b), shall use its good faith efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in Section 8(a) or Section 8(b) as applicable) by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been or could be asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

            (d) If the indemnification provided for in Section 8(a) or 8(b) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

            Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor, and shall survive delivery of any Offered Certificates to the Underwriters.

            Section 10. Obligations of SG Mortgage Finance Corp. SG Mortgage Finance Corp. agrees with the Underwriters, for the sole and exclusive benefit of each such Underwriter, each such Underwriter's officers and directors and each person controlling such Underwriter within the meaning of the Securities Act, and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter as follows: in consideration of and as an inducement to their agreement to purchase the Offered Certificates from the Depositor, to indemnify and hold harmless each Underwriter against any failure by the Depositor to perform its obligations to the Underwriters hereunder, including, without limitation, any failure by the Depositor to honor any obligation to any Underwriter pursuant to Sections 8 and 15 (with respect to the survival of indemnities) hereof. In the case of any claim against SG Mortgage Finance Corp. by any Underwriter, any officer or director of any Underwriter or any person controlling any Underwriter, it shall not be necessary for such claimant to first pursue any remedy from or exhaust any procedures against the Depositor.

            Section 11. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Offered Certificates shall fail at the Closing Date to purchase the Offered Certificates which it is (or they are) obligated to purchase hereunder (the "Defaulted Certificates"), then the non defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24 hour period, then

            (a) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non defaulting Underwriters, or

            (b) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non defaulting Underwriters.

            No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

            In the event of a default by any Underwriter as set forth in this
Section 11, each of the Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

            Section 12. Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if the events set forth in Section 6(f) of this Agreement shall occur and be continuing, or if any other closing condition set forth in
Section 6 shall not have been fulfilled when required to be fulfilled. In the event of any such termination, the provisions of Section 7, the indemnity and contribution agreements set forth in Section 8, and the provisions of Sections 9, 15 and 17 shall remain in effect.

            Section 13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Underwriters, shall be delivered or sent to each of the following:

                  SG America Securities, LLC
                  1221 Avenue of the Americas
                  New York, New York 10020
                  Attention:  David Stern;

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 11th Floor,
                  New York, New York 10179
                  Attention: Legal;

                  and

            (b) if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of

                  SG Mortgage Securities, LLC
                  1221 Avenue of the Americas
                  New York, New York 10020
                  Attention:  Arnaud Denis
                  Facsimile (212) 278-7320

            Section 14. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, SG Mortgage Finance Corp. and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of each Underwriter's respective officers and directors and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            Section 15. Survival. The respective indemnities, representations, warranties and agreements of the Depositor, SG Mortgage Finance Corp. and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

            Section 16. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

            Section 17. Governing Law: Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

            Section 18. Counterparts. This Agreement may be executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            Section 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

                                       Very truly yours,

                                       SG MORTGAGE SECURITIES, LLC


                                       By: /s/ Arnaud Denis
                                          --------------------------------------
                                          Name:  Arnaud Denis
                                          Title: President


                                       SG MORTGAGE FINANCE CORP.


                                       By: /s/ Carole A. Mortensen
                                          --------------------------------------
                                          Name:  Carole A. Mortensen
                                          Title: President

CONFIRMED AND ACCEPTED, as of the date first above written:

SG AMERICAS SECURITIES, LLC


By: /s/ David Stern
   -------------------------------------
   Name:  David Stern
   Title: Director

BEAR, STEARNS & CO. INC.


By: /s/ Matthew Perkins
   -------------------------------------
   Name:  Matthew Perkins
   Title: Senior Managing Director

                                   SCHEDULE A

                              Offered Certificates

--------------------------------------------------------------------------------------------------------------------------

                               Original        Original        Original        Original        Original        Original
                              Certificate     Certificate     Certificate     Certificate     Certificate     Certificate
                               Principal       Principal       Principal       Principal       Principal       Principal
                              Balance of      Balance of      Balance of      Balance of      Balance of      Balance of
                               the Class       the Class       the Class       the Class       the Class       the Class
                                  A-1            A-2A            A-2B            A-2C            A-2D             M-1
Underwriters                 Certificates    Certificates    Certificates    Certificates    Certificates    Certificates
--------------------------   ------------    ------------    ------------    ------------    ------------    ------------
SG Americas
  Securities, LLC ........    $291,596,500    $236,327,000     $48,377,000     $94,171,000     $50,791,000     $34,389,000
--------------------------------------------------------------------------------------------------------------------------
Bear, Stearns
  & Co. Inc. .............    $291,596,500    $236,327,000     $48,377,000     $94,171,000     $50,791,000     $34,389,000
--------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------
                               Original        Original
                              Certificate     Certificate
                               Principal       Principal
                              Balance of      Balance of
                               the Class       the Class
                                  M-2             M-3
Underwriters                 Certificates    Certificates
--------------------------   ------------    ------------
SG Americas
  Securities, LLC ........     $28,506,500     $16,742,000
---------------------------------------------------------
Bear, Stearns
  & Co. Inc. .............     $28,506,500     $16,742,000
---------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------

                               Original        Original        Original        Original        Original        Original
                              Certificate     Certificate     Certificate     Certificate     Certificate     Certificate
                               Principal       Principal       Principal       Principal       Principal       Principal
                              Balance of      Balance of      Balance of      Balance of      Balance of      Balance of
                               the Class       the Class       the Class       the Class       the Class       the Class
                                  M-4             M-5             M-6             M-7             M-8             M-9
Underwriters                 Certificates    Certificates    Certificates    Certificates    Certificates    Certificates
--------------------------   ------------    ------------    ------------    ------------    ------------    ------------
SG Americas
  Securities, LLC ........     $14,932,000     $14,479,500     $13,122,000     $12,217,000     $10,407,000      $8,597,000
--------------------------------------------------------------------------------------------------------------------------
Bear, Stearns
  & Co. Inc. .............     $14,932,000     $14,479,500     $13,122,000     $12,217,000     $10,407,000      $8,597,000
--------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------

                               Original        Original
                              Certificate     Certificate
                               Principal       Principal
                              Balance of      Balance of
                               the Class       the Class
                                 M-10            M-11
Underwriters                 Certificates    Certificates
--------------------------   ------------    ------------
SG Americas
  Securities, LLC ........      $5,430,000      $8,144,500
----------------------------------------------------------
Bear, Stearns
  & Co. Inc. .............      $5,430,000      $8,144,500
----------------------------------------------------------

                                    EXHIBIT A

                            Underwriters' Information